Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-115178 and No. 333-122569) of United America Indemnity, Ltd. of our report dated March 31, 2005 relating to the financial statements of Penn-America Group, Inc. and Subsidiaries, which appears in the Current Report on Form 8-K/A of United America Indemnity, Ltd. dated April 7, 2005.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 7, 2005